Exhibit 99.1

                       CIRALIGHT GLOBAL SHAREHOLDER REPORT

September 29, 2010

From: Jeff Brain, CEO/President

Dear Shareholders, Investors, and other interested parties:

As you may know, Ciralight Global Inc. became a public company on July 29, 2010, and trading in our common stock should occur in the next 60 days. This is an appropriate time to bring you up to date on our activities, which are extensive and are designed to bring value to our shareholders and investors.

     * Ciralight Global is a new company formed in February 2009. While we acquired our skylighting technology from the former Ciralight Inc, of Utah, and we may include part of the brand name in ours, that is the only thing we share. Our management is completely our own and our energy saving Smart Skylights(TM) are a completely top to bottom superior product. Our mission is to provide the highest quality advanced skylights available. The Global in Ciralight Global distinguishes us in every way.

     * The first and most important element of our business to understand is that our patented Smart Skylights(TM) are the most advanced energy saving skylights on the market and already enjoy broad domestic and international sales distribution. This presents a formidable barrier to entry for any potential competitor.

     * Another advantage of Ciralight Global is that we already have an enthusiastic customer base, which includes certain outlets of GIANT FOODS, OFFICE DEPOT, ACE HARDWARE, EMERSON, BOEING, JOHNSON & JOHNSON, STAPLES, WHOLE FOODS, WALT DISNEY STUDIOS in cities such as San Diego, Los Angeles, Greensboro, North Carolina, Salt Lake City, Las Vegas, San Francisco, Portland, Long Beach, Albuquerque, Atlanta, Columbus, Kansas City, Phoenix, Jacksonville, St. Paul, Dallas, Austin, Harrisburg, NY, and Albany, NY, and throughout the United States, and locations in Europe, South America, Canada, Mexico and Asia in schools, warehouses, and more.

     * Ciralight Global is in the right space at the right time. The emphasis on energy efficient "Green" buildings, maintenance and sustainability in the global society, not only in developed countries, but also in developing societies such as China and India that possess more than half the world's population, casts Ciralight Global's energy saving Smart SkylightsTM very prominently into energy conservation planning.

     * In the last two months, Ciralight Global has been asked to make presentations on its energy saving Smart Skylights(TM) to the U.S. ARMY CORP OF ENGINEERS, CITY OF LOS ANGELES MAYOR'S OFFICE, CITY OF LOS ANGELES BUILDING & SAFETY DEPARTMENT, CALIFORNIA INSTITUTE OF TECHNOLOGY, AMERICAN HONDA MOTOR CO., U.S. NAVAL FACILITIES COMMAND, TOYOTA MOTOR SALES, USA, PARSONS CONSTRUCTION CO., TURNER CONSTRUCTION COMPANY, LOS ANGELES COMMUNITY COLLEGES DISTRICT, LOS ANGELES UNIFIED SCHOOL DISTRICT, NASA, UNIVERSITY OF ALABAMA, INDONESIA, IDEC CORP. (JAPAN), WCV COMMERCIAL PROPERTIES, UC DAVIS` LIGHTING TECHNOLOGY CENTER, USLBO (SOUTH AMERICA), and others.

     * Ciralight Global is establishing a network of dealers across the United States with roofing companies, lighting businesses, general contractors and renewable energy businesses. We have recently entered into dealer agreements for Spain, El Salvador, Mexico, Canada, South Korea and Denmark. We are currently in negotiations with companies in Japan, Indonesia, Brazil, Columbia, China, Bolivia, Chili, Poland and Europe.

     * We continue to expand our Smart Skylight(TM) product line. Recognized as the leader in commercial Smart Skylights(TM) with our 4' x 4' and soon to be released 4' x 8' models, we intend to take a commanding position in the home market as well. We will soon introduce, our Smart Skylights(TM) for homes, which like our commercial Smart Skylights(TM) will be eligible to receive federal, state and local tax credits and utility incentives as a Energy Saving Green product. Our home Smart Skylights(TM) will deliver the same energy saving benefits as our commercial Smart Skylights(TM), such as improved lighting and improved health due to more natural light and reduced household utility costs.

     * We have interest from investors and potential investors into Ciralight Global from such divergent countries as Japan, Ecuador, Bolivia, Columbia, Indonesia, China, the U.K., and of course, the U.S. Once introduced to our advanced energy saving Smart Skylights(TM), prospective national and international dealers immediately recognize the moneymaking possibilities inherent in their regions.

     * Ciralight Global launched a BIM Object of our Smart Skylight last April on the Reed Construction SMART BIM website. The BIM Object is a 3D functional image of our product. Increasingly, architects are designing buildings using BIM objects in 3D computer software and moving away from CAD drawings. We believe this will put our Smart Skylights(TM) at the fingertips of the more than 200,000 architects that subscribe to SMART BIM when designing buildings, making it significantly easier for them to include our energy saving skylights within their designs and plans

Ciralight Global's advanced technology is protected by our patents. Our technology and distribution advantages will be maintained through our continued growth and development. Rapid expansion in research and development, increased production, establishment of dealerships, and creating industrial and consumer awareness of our product lines will be achieved by expanding our investor base, public relations and sales efforts.

We have recently retained Public Communications, Co., an experienced Investor Relations firm, based in Beverly Hills, CA (www.publiccommunications.biz), which will assist us in connecting with the essential audiences necessary for Ciralight Global to exchange information with.

Ciralight Global is the only global provider of active daylighting products capable of turning off electric lights for up to 10 hours a day. Our energy saving Smart Skylights(TM) use sun-tracking GPS technology and mirrors to track the sun throughout the day and drive natural light into buildings. The result is a bright, healthy glare-free light, just as Nature intended. Unlike traditional skylights our Smart SkylightsTM do not create the heat associated with normal Skylights. Ciralight Global's flagship products, the Smart SunTrackerOne(TM) and SunTrackerTwo(TM) skylights, are a solar powered lighting solution for commercial buildings, schools, factories, public facilities and retail stores looking to save energy. In addition to significant energy and cost savings, the benefits from Smart Skylights(TM) are many including better worker performance, increased sales, and a reduced impact on the environment. We are proud of our Green energy saving products and services and are committed to producing and selling the highest quality and most cost saving skylights. Every time Ciralight Smart SkylightsTM are installed on a building it is a significant move toward a greener planet.

Ciralight Smart Skylights(TM) - Saving the Planet one Skylight at a time.

Thank you for your continued interest in Ciralight Global, Inc.

Sincerely,

Jeff Brain
CEO/President

About Ciralight Global

Ciralight Global, Inc. headquartered in Corona, California, was created to bring natural solar daylighting indoors using our patented "Smart skylight" technology that utilizes a GPS unit that tracks the sun and a lens and mirror design to direct the natural light produced from the sun at a level of intensity and clarity that makes electric lighting unnecessary during daylight hours. The result is a FREE green natural light source during daylight hours, which will save energy, lower utility bills, improve customer and employee satisfaction and enhance performance in schools, factories and businesses that use the system. Now with the worldwide movement toward natural sources of energy and supporting a greener planet, Ciralight Global, Inc. is moving forward to make Solar Daylighting a construction industry staple and help millions of people experience healthier, less expensive, and energy saving lighting naturally. Ciralight Global, Inc. is the undisputed leader in the daylighting revolution.

FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. Ciralight Global, Inc. disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on the reasonable expectations of Ciralight Global, Inc. as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from current expectations. The information discussed in this release is subject to various risks and uncertainties, results of operations or financial condition, national and international government regulations and the risks associated with doing business across borders and territories, and such other risks and uncertainties as detailed from time to time in Ciralight Global, Inc.'s public filings with the U.S. Securities and Exchange Commission.